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                                                                   EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-58807); (Form S-8 No. 333-32087) and (Form S-8 No.
333-32089) of Acorn Products, Inc. of our report dated September 15, 1999, except for Notes 4 and 13, as to which the date is October 28, 1999, with respect to the consolidated financial statements and schedules of Acorn Products, Inc. included in this Annual Report (Form 10-K) for the year ended July 30, 1999.

                                                  /s/ Ernst & Young LLP
                                                  ----------------------------
                                                  ERNST & YOUNG LLP


Columbus, Ohio
November 12, 1999